Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY FINALIZES CAP BOUJDOUR FARM-OUT WITH CAIRN ENERGY

DALLAS, Texas, October 28, 2013 — Kosmos Energy (NYSE: KOS) today announced that it has entered into a farm-out agreement with Capricorn Exploration & Development Company Limited, a wholly-owned subsidiary of Cairn Energy PLC (LSE: CNE), covering the Cap Boujdour Contract Area. Under the terms of the agreement, Cairn will acquire a 20% non-operated interest in the exploration permits comprising the Contract Area.  Cairn will pay a disproportionate share of future exploration costs including a 3D seismic survey, an initial exploration well in 2014 and, if successful, two appraisal wells, all subject to maximum expenditure caps. Completion of the transaction is subject to customary closing conditions, including Moroccan Government approvals.

Brian F. Maxted, Chief Executive Officer of Kosmos Energy, commented, “Our farm-out with Cairn marks a significant step forward for Kosmos as we continue to advance our exploration plans while retaining a strategic position in the block and operatorship in one of the last undrilled petroleum systems along the Atlantic Margin. This agreement is consistent with our strategy of bringing industry leading partners such as Cairn who have significant technical expertise, strong financial capabilities and a proven management team to the Cap Boujdour project. This concludes the pre-drill farm out of our Moroccan assets.”

Simon Thomson, Chief Executive of Cairn Energy commented, “This new acreage offers significant potential in a region where Cairn is already well established. We are delighted to be working with Kosmos who are a proven and valuable operating partner with a track record of exploration success in this play type along the West African margin. The farm-in builds on our existing Atlantic Margin portfolio where we have a strategic presence across three countries in Morocco, Senegal and Mauritania and has commenced a twelve month multi-well high impact frontier exploration program that will potentially offer shareholders material growth.”

On closing of the transaction, the interests in the block will be as follows with the Office National des Hydrocarbures et des Mines (ONHYM), having a carried interest through the exploration period:

Kosmos	55.0% (Operator)
Cairn (Capricorn)	20.0%
ONHYM	25.0%

Kosmos has held rights to conduct exploration activities in the Cap Boujdour Contract Area since 2006 under a petroleum agreement with ONHYM. The Cap Boujdour Contract Area comprises 29,740 square kilometers located approximately 70 kilometers offshore Western Sahara.

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. The Company’s asset portfolio includes existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Morocco (including Western Sahara) and Suriname.  As an ethical and transparent company, Kosmos is committed to doing things the right way.  The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2012 Corporate Responsibility Report.  Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jon Cappon

+1.214.445.9669

jcappon@kosmosenergy.com

Media Relations

David Webster

+1.214.263.7301

dwebster@kosmosenergy.com